Exhibit 10.2

1COMMON STOCK PURCHASE WARRANT

Elite Health Systems Inc.

Issue Date: July 31, 2026
Holder: Prasad Jeerddi
Number of Warrant Shares: 110,526 (subject to adjustment)
Exercise Price: $0.95 per Share
Expiration Date: July 31, 2031

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This Common Stock Purchase Warrant ("Warrant") is issued by Elite Health Systems Inc., a Delaware corporation (the "Company"), to the Holder identified above in connection with the issuance of that certain Senior Unsecured Bridge Promissory Note dated as of the Issue Date (the "Note"). Capitalized terms not otherwise defined herein have the meanings assigned in the Note. This Warrant is one of a series of substantially identical Common Stock Purchase Warrants issued in connection with the financing evidenced by the Notes and shall rank equally with all other such Warrants.

1. Grant of Warrant: The Company grants to the Holder the right to purchase up to the Number of Warrant Shares at the Exercise Price. This Warrant is issued as partial consideration for the Holder's purchase of the related Note and shall remain outstanding independently of the Note. Repayment, prepayment or maturity of the Note shall not impair this Warrant.

2. Term: This Warrant is exercisable immediately upon issuance until 5:00 p.m. Eastern Time on the Expiration Date, after which it automatically terminates.

3. Exercise: The Holder may exercise this Warrant in whole or in part by delivering a completed Notice of Exercise (Exhibit A) together with payment of the Exercise Price or by electing a cashless exercise under Section 4. Within five (5) business days after a valid exercise, the Company shall issue the applicable Warrant Shares. If exercised in part, the Company shall issue a replacement Warrant for the remaining shares. Fractional shares shall be rounded up to the nearest whole share.

4. Cashless Exercise: If the Warrant Shares are not covered by an effective registration statement, the Holder may exercise this Warrant on a cashless basis using the formula set forth herein based on the fair market value of the Common Stock on the exercise date.

5. Adjustments: The Exercise Price and Warrant Shares shall be adjusted proportionately for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events. In any merger, consolidation or similar transaction, this Warrant shall thereafter be exercisable for the securities, cash or other property the Holder would have been entitled as a holder of the Warrant Shares had the Warrant been exercised immediately before the transaction. The Company shall provide a written adjustment certificate following any adjustment.

Exhibit 10.2

6. Reservation of Shares: The Company shall reserve sufficient authorized but unissued Common Stock to permit full exercise of this Warrant and shall use reasonable best efforts to obtain any necessary corporate or stockholder approvals if additional authorized shares become necessary.

7. Transfer Restrictions: This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 and may be transferred only pursuant to an effective registration statement or an available exemption. The Company shall not unreasonably withhold or delay recognition of a transfer that complies with applicable securities laws.

8. No Stockholder Rights: The Holder shall have no rights as a stockholder until Warrant Shares are issued upon exercise.

9. Miscellaneous: This Warrant is governed by Delaware law. Amendments require the Company and the Required Holders, except amendments disproportionately affecting one Holder also require that Holder's consent. Notices shall be given as provided in the Note. Electronic signatures and counterparts are effective. If any provision is unenforceable, the remainder shall remain in effect. This Warrant and the Note constitute the entire agreement regarding this investment. Headings are for convenience only.

ELITE HEALTH SYSTEMS INC.

By: s/s Ken Minor
Name: Ken Minor
Title: CFO
Date: July 31, 2026

HOLDER

/s/ Prasad Jeereddi
Prasad Jeereddi
Date: July 31, 2026

Exhibit 10.2

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the attached Common Stock Purchase Warrant for ______ shares of Common Stock.

☐ Cash Exercise
☐ Cashless Exercise pursuant to Section 4

Issue Shares To:

Name: ______________________
Address: ___________________

Signature: ______________________
Date: ______________________